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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use of our report, dated January 24, 2003, relating to the consolidated financial statements of GB&T Bancshares, Inc. and subsidiaries for the three years ended December 31, 2002, included in this Annual Report on Form 10-K and incorporated by reference in the previously filed Registration Statements of GB&T Bancshares, Inc. on Form S-3D (File Number 333-64197) and Form S-8 (File Number 333-102666).

                      /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 27, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS